Exhibit 99.1
Qualtrics Reaffirms Estimated Preliminary Results for the Three Months Ending December 31, 2020

SALT LAKE CITY and SEATTLE, January 29, 2021– Qualtrics (NASDAQ: XM), the leader in customer experience and creator of the experience management category, today reaffirms the estimated preliminary results as presented in its preliminary prospectus filed with the SEC on January 28, 2021.

The announcement by SAP SE (“SAP”) of its fourth quarter 2020 results today contains certain of our financial results presented as an operating segment within SAP’s reported financial results. These Euro-reported financial results are prepared under International Financial Reporting Standards, or IFRS, with selected financial measures presented on an IFRS and non-IFRS basis. The SAP segment results differ from our standalone financial results primarily due to: differences in reporting currency, differences between IFRS and U.S. generally accepted accounting principles, or GAAP, differences in the reporting of certain related party transactions between Qualtrics and SAP, and SAP’s segment reporting of expenses related to certain corporate overhead functions.

Qualtrics will release full financial results for the fourth quarter and full year 2020, and hold a conference call at 3:00 p.m. (MT) after U.S. markets close on March 9, 2021. A live webcast and replay details of the event will be available on Qualtrics Investors Relations website at www.qualtrics.com/investors.

The estimated preliminary results presented in Qualtrics’ preliminary prospectus were as follows:

	Three Months Ended December 31, 2020
	Low (estimated)	High (estimated)
	(unaudited, dollars in thousands)
Revenue:
Subscription	$159,000	$161,000
Professional services and other	52,500	53,500
Total revenue	$211,500	$214,500
Cost of revenue:
Subscription	$16,500	$15,500
Professional services and other	36,500	35,500
Total cost of revenue	$53,000	$51,000
Gross profit	$158,500	$163,500
Gross margin	75%	76%
Operating loss	$(13,500)	$(10,000)
Operating margin	(6)%	(5)%

Non-GAAP Financial Measures:
Non-GAAP gross profit	$160,132	$165,132
Non-GAAP gross margin	76%	77%
Non-GAAP operating loss	$(7,173)	$(3,673)
Non-GAAP operating margin	(3)%	(2)%

The unaudited selected financial results for the three months ended December 31, 2020 reflects our preliminary estimates with respect to such results based on currently available information and is not a comprehensive statement of our financial results which is subject to completion of our financial closing procedures. Our financial closing procedures for the three months ended December 31, 2020 are not yet complete and, as a result, our actual results may differ materially from these estimates. These estimates should not be viewed as a substitute for our full quarterly or annual financial statements prepared in accordance with U.S. GAAP.

About Qualtrics

Qualtrics, the leader in customer experience and creator of the Experience Management (XM) category, is changing the way organizations manage and improve the four core experiences of business––customer, employee, product, and brand. Over 13,000 organizations around the world are using Qualtrics to listen, understand, and take action on experience data (X-data™)––the beliefs, emotions, and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love, and build a brand people are passionate about. To learn more, please visit qualtrics.com.

Investor Relations:
Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Non-GAAP Financial Measures

To supplement our estimated preliminary financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding cash settled stock-based compensation expenses and amortization of acquired intangible assets. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

The following tables provide reconciliations of our preliminary estimates of non-GAAP gross profit and non-GAAP operating loss for the three months ended December 31, 2020:

	Three Months Ended December 31, 2020
	Low (estimated)	High (estimated)
	(unaudited, dollars in thousands)

GAAP gross profit	$158,500	$163,500
Add: Cash settled stock-based compensation expense	1,367	1,367
Add: Amortization of acquired intangible assets	265	265
Non-GAAP gross profit	$160,132	$165,132
Non-GAAP gross margin	76%	77%

	Three Months Ended December 31, 2020
	Low (estimated)	High (estimated)
	(unaudited, dollars in thousands)

GAAP operating loss	$(13,500)	$(10,000)
Add: Cash settled stock-based compensation expense (1)	5,964	5,964
Add: Amortization of acquired intangible assets	363	363
Non-GAAP operating loss	$(7,173)	$(3,673)
Non-GAAP operating margin	(3)%	(2)%

(1) As a result of SAP’s acquisition of Qualtrics on January 23, 2019, our stock-based compensation expense for the periods shown reflects the recognition of liability-classified awards. For the three months ended December 31, 2020 (unaudited), stock-based compensation expense consisted $6.0 million (estimated) of liability-classified awards. Liability-classified awards are recorded according to mark-to-market accounting and are settled in cash in accordance with SAP’s employee equity compensation programs.

A registration statement relating to the sale of shares of Class A common stock of Qualtrics has been filed with, and declared effective by, the Securities and Exchange Commission. Copies of the registration statement can be accessed through the Securities and Exchange Commission’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.